EXHIIT 23.2

                            DeGOLYER and MacNAUGHTON
                                One Energy Square
                               Dallas, Texas 75206


                                  March 3, 2000


Triton  Energy  Limited
Caledonian  House
Mary  Street
P.O.  Box  1043
George  Town
Grand  Cayman,  Cayman  Islands

Gentlemen:

     We hereby consent to (i) the use of the information contained in our "Appraisal Report, as of December 31, 1999, on Certain Properties in Colombia owned by Triton Colombia Incorporated," under the caption "Items 1 and 2 - Business and Properties - Reserves" and in note 23 of the Notes to the Consolidated Financial Statements under the caption "Oil and Gas Reserve Data" in the Form 10-K of Triton Energy Limited for the year ended December 31, 1999, and (ii) the references to our firm under such captions. Our estimates of reserves, however, for the Cusiana and Cupiagua fields have been aggregated in the Form 10-K with other Colombian reserves for which we have not prepared estimates.


     Very  truly  yours,



     DeGOLYER  and  MacNAUGHTON